        Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE DESIGNATED AS [***].

ADDENDUM 1 TO
COLLABORATION AND LICENSE AGREEMENT
This Addendum 1 to Collaboration and License Agreement (this “Addendum”) is entered into and made effective as of September 30, 2021 (the “Addendum Effective Date”) by Resonant Inc., a Delaware corporation (“Resonant”), and Murata Manufacturing Co., Ltd., a Japanese company (“MMC”), on behalf of itself and its Affiliates (collectively, “Murata”). Resonant and Murata are each a “Party” and collectively, the “Parties.”
All capitalized terms herein unless defined in this Addendum shall have the same definitions as set forth in the Collaboration Agreement (as defined below).
A.Resonant and Murata have entered into that certain Collaboration and License Agreement, dated as of September 30, 2019 (the “Collaboration Agreement”), which contemplates the development and license of technology to be incorporated in Licensed Products for Selected Bands [***], [***], [***] and [***].
B.Resonant and Murata desire to add to the Collaboration Agreement, the development and license of technology to be incorporated in and used by Licensed Products for up to four (4) additional Selected Bands to be mutually agreed to by the Parties, as more fully set forth herein (the “Additional Band(s)”)
NOW, THEREFORE, in consideration of the terms and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
1.Definitions.
a.The following terms shall have the following meanings when used in this Addendum:
i.“Committee” means the committee comprised of representatives of the Parties formed pursuant to the Collaboration Agreement.
ii.“Completion” with respect to each Additional Band means the completion of the first Part Number for the Licensed Product for such Additional Band, with such completion to occur when agreed upon in writing (including but not limited to minutes, note, memo, emails or other documentation) by the Committee.
iii.“New Technology” means a modification or improvement to the current Gen 1 XBAR technology resulting in the need for a new process qualification.
iv.“Relative Technical Value” means either RTV0.5, RTV1.0, RTV2.0 or RTV 2.5.
v.“RTV0.5” means [***].
vi.“RTV1” means [***].
vii.“RTV2” means [***].

viii.“RTV2.5” means [***].
2.Selection of Additional Bands.
a.Following the Addendum Effective Date, the Parties will cooperate in good faith to identify the Additional Band(s) in accordance with this Section 2 to be the subject of the development of Deliverables pursuant to the Collaboration Agreement, each of which shall be mutually acceptable to the Parties (such acceptance not to be unreasonably withheld, conditioned or delayed). The Parties agree that, for purposes of counting each Additional Band hereunder, a single band may operate with multiple radio frequency bands, such as in a diplexer, and that such band shall nonetheless count as a single band hereunder. When the Parties have mutually agreed on the selection of each Additional Band, Resonant shall collaborate in the development of Deliverables pursuant to the applicable SOW as agreed under Section 2.b below, and prepare and deliver the Deliverables for the Additional Band and/or [***] for each of the Additional Band to Murata according to the milestone schedule set forth in the applicable SOW.

b.The Parties shall, with respect to the Additional Bands:
i.on or before [***], agree on the selection of the first (1st) Additional Band, and the terms of a SOW for the development of Deliverables for such band;
ii.on or before [***], agree on the selection of the second (2nd) Additional Band and the terms of a SOW for the development of Deliverables for such band;
iii.on or before [***], agree on the selection of the third (3rd) Additional Band and the terms of a SOW for the development of Deliverables for such band; and
iv.on or before [***], agree on the selection of the fourth (4th) Additional Band and the terms of a SOW for the development of Deliverables for such band.
In addition, the Parties agree to use their commercially reasonable efforts to enter into additional SOWs for the development of Deliverables for all Part Numbers for each of the Additional Band if Murata requests; provided that each SOW for a [***] for an Additional Band must be entered into no later than [***] months following the date of Completion of the SOW for such Additional Band.
c.Each Additional Band that is identified in a SOW that is executed by the Parties within the time periods set forth in this Section 2 shall constitute a Selected Band within the meaning of the Collaboration Agreement. When fully executed by the Parties, each SOW for an Additional Band shall be incorporated in and made a part of the Collaboration Agreement as a SOW thereunder. If the Parties do not enter into the first SOW for a specific Additional Band within the relevant time period set forth in this Section 2, the Parties shall discuss in good faith to determine a reasonable time frame for entering into such SOW, not to exceed [***] from the original scheduled date for such SOW as set forth in this Section 2.
3.Development Timeline for Additional Bands; New Technology. The Parties agree that the detailed timeline for development and completion of Deliverables for each Additional Band will be agreed upon by the Committee following execution of the SOW for such Additional Band. If Resonant recommends New Technology for an Additional Band, Resonant will provide to Murata a probe measurement of an example filter response so that Murata can validate the New Technology’s potential. An example of a New Technology probe measurement is the original [***] probe measurement Resonant provided to Murata in 2019 to initiate the Collaboration Agreement.
4.Payments. Murata shall make the following payments to Resonant:

a.Up Front Payment. Within fifteen (15) working days from the date of Resonant’s invoice, which shall not be issued prior to the Addendum Effective Date, Murata shall pay to Resonant a non-refundable, fully paid up fee of $4,000,000 (the “Up-Front Payment”) by wire of immediately available funds, as a one-time pre-payment of royalties in connection with Murata’s sales of Licensed Products for the Additional Band(s). Of the Up-Front Payment, $1,000,000 shall be credited against the Total Project Price for each of the four (4) Additional Bands, as shown on Exhibit A attached hereto.
b.Milestone Payments. For each Additional Band, Murata shall pay to Resonant a non-refundable, fully paid-up fee in an amount equal to the “Total Milestone Amount” that corresponds to the Relative Technical Value of such Additional Band as set forth in Exhibit A attached hereto (which Relative Technical Value shall be agreed to by the Parties at the time of execution of the applicable SOW). The Total Milestone Amount corresponding to an Additional Band shall be paid in two (2) installments, as follows:
i.Fifty percent (50%) of the Total Milestone Amount shall become payable upon the execution by the Parties of the SOW for such Selected Band; and
ii.Fifty percent (50%) of the Total Milestone Amount shall become payable upon Completion of such Selected Band.
All installment payments of a Total Milestone Amount shall be made within fifteen (15) working days from the date of Resonant’s invoice for such installment, which invoice shall not be issued prior to execution of the SOW or Completion, as applicable, by wire of immediately available funds, and shall constitute a one-time pre-payment of royalties in connection with Murata’s sales of Licensed Products for the applicable Selected Band.
5.All terms of the Collaboration Agreement, as amended hereby with respect to the Additional Bands contemplated by this Addendum, shall apply to the Additional Bands as Selected Bands and all SOWs and Deliverables related thereto, and shall otherwise continue in full force and effect as set forth under the Collaboration Agreement.
6.This Addendum, including all attached exhibits and schedules, is the entire agreement between the Parties with respect to the subject matters hereof and supersedes all prior written or oral agreements between the Parties relating to the same subject matter. This Addendum may be executed in several counterparts that together shall be originals and constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have, through their duly authorized representatives, executed this Addendum on the dates below their signatures, but both Parties nevertheless agree that this Agreement shall be deemed valid and effective as of the Addendum Effective Date.

Resonant Inc. By: /s/ George Holmes Name: George Holmes, CEO Title: CEO Date: 2021-09-30	Murata Manufacturing Co., Ltd. By: /s/ Takaki Murata Name: Takaki Murata Title: Director Date: 2021-10-01

EXHIBIT A
TO
ADDENDUM 1 TO COLLABORATION AND LICENSE AGREEMENT
Pricing for Additional Bands
[***]